Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-261342

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 7, 2021)

Acer Therapeutics Inc.

2,335,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 585,306 Shares of Common Stock and

585,306 Shares of Common Stock Underlying the Pre-Funded Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 2,335,000 shares of our common stock, $0.0001 par value per share, to an institutional and accredited investor. The combined offering price for a share of our common stock and a Common Warrant (defined below) being issued in a concurrent private placement to acquire an additional share of our common stock is $0.916. In addition, pursuant to this prospectus supplement and the accompanying prospectus, we are also offering pre-funded warrants to purchase up to 585,306 shares of our common stock, or the Pre-Funded Warrants, and the shares of our common stock issuable upon exercise of the Pre-Funded Warrants. The Pre-Funded Warrants are being offered, in lieu of shares of our common stock, to the investor whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. The combined offering price for a Pre-Funded Warrant to acquire a share of our common stock and a Common Warrant being issued in a concurrent private placement to acquire an additional share of our common stock is $0.915 (i.e., the sum of the offering price per share of shares of our common stock minus $0.001). The Pre-Funded Warrants will have an exercise price of $0.001 per share of our common stock, will be immediately exercisable, and may be exercised at any time until exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

In a concurrent private placement, we are also offering to the investor in this offering unregistered warrants to purchase an aggregate of up to 2,920,306 shares of our common stock, or the Common Warrants. The Common Warrants will have an exercise price of $0.791 per share and will be exercisable for a period of five and one-half years commencing on the closing date of this offering. The Common Warrants and the shares of our common stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ACER.” On March 21, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.791 per share. The aggregate market value of our outstanding common equity held by non-affiliates is $42,717,729 based on 21,086,534 shares of common stock outstanding as of the date of this prospectus supplement, with 17,651,954 of such shares held by non-affiliates, and a closing sale price on the Nasdaq Capital Market on January 26, 2023 of $2.42. During the 12 calendar months prior to and including the date hereof, but excluding the securities which are being offered pursuant to this prospectus supplement and the accompanying prospectus, we have sold $10,649,983 of shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$0.9160	$0.9150	$2,674,415
Placement agent fees (1)	$0.0687	$0.0687	$200,625
Proceeds, before expenses, to us (2)	$0.8473	$0.8463	$2,473,790

(1)

In addition, we have agreed to pay the placement agent for certain offering-related expenses and other compensation as described under the “Plan of Distribution” on page S-24 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. In addition, we have agreed to pay the placement agent for certain offering-related expenses and other compensation as described under the “Plan of Distribution” on page S-24 of this prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about March 24, 2023.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 21, 2023

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our common stock and Pre-Funded Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock or Pre-Funded Warrants. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock or Pre-Funded Warrants.

All references in this prospectus supplement to “Acer,” the “Company,” “we,” “us” and “our” refer to Acer Therapeutics Inc., except where the context otherwise requires or as otherwise indicated.

“ACER THERAPEUTICS,” “OLPRUVA,” “EDSIVO” and the Acer logo are our trademarks. This prospectus supplement and the documents incorporated by reference into this prospectus supplement may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a pharmaceutical company focused on the acquisition, development, and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Our product OLPRUVA™ (sodium phenylbutyrate) has been approved by the U.S. Food and Drug Administration, or FDA, for oral suspension in the U.S. for the treatment of certain patients with urea cycle disorders (UCDs) involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). We are also advancing a pipeline of investigational product candidates, including EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos syndrome (“vEDS”) patients with a confirmed type III collagen (COL3A1) mutation, and ACER-801 (osanetant) for the treatment of vasomotor symptoms (“VMS”), post-traumatic stress disorder (“PTSD”), and prostate cancer. We also intend to explore additional lifecycle opportunities for OLPRUVA™ (sodium phenylbutyrate) in various disorders where proof of concept data exists.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described or incorporated by reference in the “Risk Factors” section immediately following this prospectus supplement summary. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, among others:

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We currently believe that our existing cash and cash equivalents as of the date of this prospectus supplement will be sufficient to fund our anticipated operating and capital requirements into the middle of the second quarter of 2023, assuming receipt of the proceeds from the sale of all of the shares of common stock and all of the Pre-Funded Warrants offered pursuant to this prospectus supplement. We will require additional financing, including financing beyond the net proceeds that could be obtained from this offering, to commercialize OLPRUVATM for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS, as well as to complete development and seek to obtain marketing approval of our other product candidates and, if approved, to commercialize our other product candidates. A failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts, or to suspend or restructure our business.

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Substantial doubt exists as to our ability to continue as a going concern. Unless we are able to raise additional capital within the second quarter of 2023 to continue to finance our operations, our long-term business plan may not be accomplished, and we may be forced to cease, restructure, reduce, or delay operations. Our efforts to raise additional funds could be affected by negative conditions in the capital markets, which in recent months have been especially challenging, and there are numerous companies in the pharmaceutical and biotech sectors seeking additional capital from many of the same sources, which may also limit the amount of capital, if any, available to us.

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The requirement that we repay in cash the outstanding principal balance and accrued interest on our senior secured term loan facility, or the SWK Loans, in a principal amount of $13.9 million plus interest and fees (including a repayment premium of up to 50% of such principal amount) with the lenders party thereto and SWK Funding LLC, or SWK, as the agent, and secured convertible notes issued to MAM Aardvark, LLC and Marathon Healthcare Finance Fund, L.P., or Marathon, in an aggregate principal amount of $6.0 million, or the Marathon Convertible Notes, which we are committed to repurchase for $12.0 million plus accrued interest if prior to April 15, 2023, with such repurchase price increasing by $1.5 million (or a prorated amount) for each 90-day period (or portion) thereafter, and certain operating and financial covenants and restrictions on our operating and financial flexibility under the SWK Loans and the Marathon Convertible Notes, could materially adversely affect our business plans, liquidity, financial condition, results of operations and viability, and prevent us from taking actions that we would otherwise consider to be in our best interests.

•

Although we have obtained approval of the FDA for OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS, and even if required regulatory approvals are obtained for OLPRUVA™ in other territories or for one or more of our other product candidates in the U.S. or other territories, commercial success of OLPRUVA™ and such other product candidates will depend on a variety of factors. These factors include, but are not limited to, market awareness and acceptance of OLPRUVA™ and, if applicable, our other product candidates, the availability of adequate capital and personnel for commercialization efforts, and the performance of third parties such as manufacturers and collaborators, including Relief Therapeutics Holding AG, or Relief.

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The marketing approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain marketing approval for our product candidates in addition to OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS, our business will be substantially harmed.

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We have a Collaboration and License Agreement with Relief for the development and commercialization of OLPRUVATM, or the Collaboration Agreement, pursuant to which we retain development and commercialization rights in the U.S., Canada, Brazil, Turkey, and Japan, and we split net profits from such territories 60%:40% in favor of Relief. In addition, Relief licenses rights for the rest of the world and we receive a 15% royalty on net sales in Relief’s licensed territories. The Collaboration Agreement may impact our ability to generate revenues and achieve or sustain profitability. In addition, we are required to provide assistance to Relief in the performance of its contractual obligations under the Collaboration Agreement, which may distract us from achieving our objectives.

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We have identified a material weakness in our internal control over financial reporting that resulted in a restatement of our unaudited condensed interim financial statements for the three and six months ended June 30, 2022. This material weakness, if not remediated, could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

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Funding from our at-the-market facility, or Sales Agreement, with JonesTrading Institutional Services LLC and Roth Capital Partners, LLC, or the Agents, may be limited or may be insufficient to fund our operations or implement our strategy, especially in light of the prospectus supplement filed by the Company on March 22, 2023 suspending the Sales Agreement and terminating the continuous offering thereunder.

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We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability. The absence of any commercial sales and our limited operating history make it difficult to assess our future viability.

•	We currently have no commercial product sales revenue and may never be profitable.

•	We face risks related to health epidemics including but not limited to the COVID-19 pandemic which could adversely affect our business.

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A substantial number of shares of our common stock may be issued pursuant to the terms of the Marathon Convertible Notes, which could cause dilution and the price of our common stock to decline. The number of shares registered for resale on behalf of the holders of the Marathon Convertible Notes is significant in relation to our trading volume. Should any of those holders elect to sell all or a significant portion of their holdings, it could put downward pressure on our stock price.

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Clinical drug development involves a lengthy and expensive process with an uncertain outcome, particularly for product candidates for rare diseases. Our ability to successfully design and complete clinical trials is uncertain.

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Our product candidates may cause undesirable adverse effects or have other properties that could delay or prevent their marketing approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if obtained.

•	We face substantial competition, which may result in others discovering, developing or commercializing products for our targeted indications before, or more successfully, than we do.

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We rely on third-party suppliers and other third parties for manufacture of our product candidates and our dependence on these third parties may impair or delay the advancement of our research and development programs and the development of our product candidates.

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We plan to rely on third parties to conduct clinical trials for our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, it may cause delays in commencing and completing clinical trials of our product candidates or we may be unable to obtain marketing approval for or commercialize our product candidates.

•	Our proprietary rights may not adequately protect our technologies and product candidates.

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We are a party to license or similar agreements under which we license intellectual property, data, and/or receive commercialization rights. If we fail to comply with obligations in such agreements or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business; any termination of such agreements would adversely affect our business.

•	Our share price is very volatile, may not reflect the underlying value of our net assets or business prospects, and you may not be able to resell your shares at a profit or at all.

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If we are unable to maintain compliance with the continued listing requirements of the Nasdaq Capital Market, including maintenance of a minimum market value of listed securities of $35 million and a minimum bid price of $1.00 per share, our common stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

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Future sales of our common stock or the issuance of additional debt, convertible debt or other equity securities, with debt and convertible debt securities being senior to our common stock and with other equity securities potentially being senior to our common stock with respect to any future distributions, could cause dilution or otherwise adversely affect the priority and thus the value or price of our stock.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at One Gateway Center, 300 Washington Street, Suite 356, Newton, Massachusetts 02458, and our telephone number is (844) 902-6100. Our website address is www.acertx.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Common stock offered	2,335,000 shares of our common stock.

Pre-Funded Warrants offered	Pre-Funded Warrants to purchase up to 585,306 shares of our common stock. The Pre-Funded Warrants are being offered, in lieu of shares of our common stock, to the investor whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. The Pre-Funded Warrants will have an exercise price of $0.001 per share of common stock and will be immediately exercisable and may be exercised at any time until exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Offering Price	The combined price in this offering for a share of our common stock and a Common Warrant being issued in a concurrent private placement to acquire an additional share of our common stock is $0.916.

The combined price in this offering for a Pre-Funded Warrant to acquire a share of our common stock and a Common Warrant being issued in a concurrent private placement to acquire an additional share of our common stock is $0.915 (i.e., the sum of the offering price per share of shares of our common stock minus $0.001).

Common stock to be outstanding immediately after this offering	19,293,917 shares (i) based upon shares outstanding at September 30, 2022 and with certain exclusions (see below) and (ii) assuming the exercise in full of the Pre-Funded Warrants and no exercise of the Common Warrants being issued in a concurrent private placement

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ACER”

Concurrent Private Placement	In a concurrent private placement, we are offering to the investors in this offering the Common Warrants to purchase an aggregate of up to 2,920,306 shares of our common stock. The Common Warrants will have an exercise price of $0.791 per share and will be exercisable for a period of five and one-half years commencing on the closing date of this offering. The Common Warrants and the shares of our common stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. We will receive gross proceeds from the concurrent private placement transaction solely to the extent the Common Warrants are exercised for cash. See “Private Placement Transaction.”

The number of shares of common stock to be outstanding immediately after this offering (assuming the exercise of all Pre-Funded Warrants) is based on 16,373,611 shares outstanding as of September 30, 2022 and excludes:

•	2,920,306 shares of common stock issuable upon exercise of the Common Warrants being issued in the concurrent private placement;

•	2,830,475 shares of common stock issuable upon exercise of outstanding stock options as of September 30, 2022, at a weighted-average exercise price of $6.32;

•	353,688 shares of common stock reserved for future issuance under our 2018 Stock Incentive Plan as of September 30, 2022;

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784,971 shares of common stock which were added to the reserve for issuance under our 2018 Stock Incentive Plan on January 1, 2023, pursuant to the evergreen provisions of our 2018 Stock Incentive Plan;

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2,485,907 shares of common stock reserved for issuance upon conversion of the original principal amount of our Secured Convertible Notes plus accrued interest at September 30, 2022, at a conversion price of $2.50 per share, as well as additional shares in respect of interest accrued after September 30, 2022;

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500,000 shares of common stock reserved for issuance upon exercise of warrants issued on March 4, 2022 (for 150,000 shares at an exercise price of $2.46 per share), August 19, 2022 (for 100,000 shares at an exercise price of $1.51 per share) and January 31, 2023 (for 250,000 shares at an exercise price of $2.39 per share) in connection with the SWK Loans;

•

3,361,358 shares of common stock we sold since September 30, 2022 pursuant to the Sales Agreement with the Agents, which provides for a facility for the offer and sale of shares of common stock from time to time having an aggregate offering price of up to $50.0 million depending upon market demand, in transactions deemed to be an at-the-market offering;

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1,229,508 shares of common stock we sold in a private placement since September 30, 2022 to Chris Schelling, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors and Stephen J. Aselage, Chairman of the Company’s Board of Directors;

•	122,057 shares of common stock we sold under an equity line purchase agreement with Lincoln Park Capital Fund, LLC, or the Lincoln Park Equity Line, since September 30, 2022;

•	any future increases in the number of shares of common stock reserved for issuance pursuant to the evergreen provisions of our 2018 Stock Incentive Plan; and

•	any additional shares that we may issue pursuant to the Sales Agreement, if we are able and should we elect to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, purchasers of our securities in this offering will experience immediate dilution in the net tangible book value of our common stock and our common stock issuable upon exercise of the Pre-Funded Warrants purchased in this offering. Based on an offering price of $0.916 per share of common stock (or equivalent), if you purchase shares of our common stock or Pre-Funded Warrants in this offering, you will incur immediate and substantial dilution of approximately $1.83 per share in the net tangible book value of our common stock (assuming the exercise in full of the Pre-Funded Warrants and excluding any exercise of the Common Warrants). See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase our common stock and Pre-Funded Warrants in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital in the future, your ownership in us could be diluted, and this offering and future equity offerings may adversely affect our common stock price.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. In addition, we are issuing Common Warrants to purchase 2,920,306 shares of common stock in a concurrent private placement. You will incur dilution upon exercise of the Common Warrants. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would have (in the case of a credit facility or debt securities) or likely have (in the case of preferred stock) rights senior to your rights as a common stockholder, which could impair the value of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market by us or by holders of our Secured Convertible Notes, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 30, 2022, we had outstanding 16,373,611 shares of our common stock. This amount excludes the following: (i) 2,920,306 shares of common stock issuable upon exercise of the Common Warrants being issued in the concurrent private placement, (ii) 2,830,475 shares of common stock issuable upon exercise of outstanding stock options as of September 30, 2022, at a weighted-average exercise price of $6.32; (iii) 353,688 shares of common stock reserved for future issuance under our 2018 Stock Incentive Plan as of September 30, 2022; (iv) 784,971 shares of common stock which were added to the reserve for issuance under our 2018 Stock Incentive Plan on January 1, 2023, pursuant to the evergreen provisions of our 2018 Stock Incentive Plan; (v) 2,485,907 shares of common stock reserved for issuance upon conversion of the original principal amount of our Secured Convertible Notes plus accrued interest at September 30, 2022, at a conversion price of $2.50 per share, as well as additional shares in respect of interest accrued after September 30, 2022; (vi) 500,000 shares of common stock reserved for issuance upon exercise of warrants issued on March 4, 2022 (for 150,000 shares at an exercise price of $2.46 per share), August 19, 2022 (for 100,000 shares at an exercise price of $1.51 per share) and January 31, 2023 (for 250,000 shares at an exercise price of $2.39 per share) in connection with the SWK Loans; (vii) 3,361,358 shares of common stock we sold since September 30, 2022 pursuant to the Sales Agreement with the Agents, which provides for a facility for the offer and sale of shares of common stock from time to time having an aggregate offering price of up to $50.0 million depending upon market demand, in transactions deemed to be an at-the-market offering; (vii) 1,229,508 shares of common stock we sold in a private placement since September 30, 2022 to Chris Schelling, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors and Stephen J. Aselage, Chairman of the Company’s Board of Directors; (viii) 122,057 shares of common stock we sold under an equity line purchase agreement with Lincoln Park Capital Fund, LLC, or the Lincoln Park Equity Line, since September 30, 2022; (ix) any future increases in the number of shares of common stock reserved for issuance pursuant to the evergreen provisions of our 2018 Stock Incentive Plan; and (x) any additional shares that we may issue pursuant to the Sales Agreement, if we are able and should we elect to do so. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Our share price is very volatile, may not reflect the underlying value of our net assets or business prospects, and you may not be able to resell your shares at a profit or at all.

The market price of our common stock could be subject to significant fluctuations. The market prices for securities of pharmaceutical and biotechnology companies, and early-stage drug discovery and development companies like ours in particular, have historically been highly volatile and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which are incorporated by reference, may have a significant impact on the market price of our common stock:

•	announcements of significant changes in our business or operations;

•	the development status of any of our drug candidates, including clinical study results and determinations by regulatory authorities with respect thereto;

•	the initiation, termination or reduction in the scope of any collaboration arrangements or any disputes or developments regarding such collaborations;

•	market conditions;

•	the impact of short selling or the impact of a potential “short squeeze” resulting from a sudden increase in demand for our stock;

•	our capital and our inability to obtain additional funding;

•	announcements of technological innovations, new commercial products, or other material events by our competitors or by us;

•	disputes or other developments concerning our proprietary rights;

•	changes in, or failure to meet, securities analysts’ or investors’ expectations of our financial performance;

•	additions or departures of key personnel;

•	discussions of our business, products, financial performance, prospects or stock price by the financial and scientific press and online investor communities;

•	public concern as to, and legislative action with respect to, the pricing and availability of prescription drugs or the safety of drugs and drug delivery techniques;

•	regulatory developments in the U.S. and in foreign countries;

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dilutive effects of sales of shares of common stock by us or our stockholders, including by holders of the Secured Convertible Notes upon conversion, and sales of common stock acquired upon exercise by the holders of options; and

•	our ability to sell shares of common stock pursuant to the Sales Agreement.

Broad market and industry factors, as well as economic and political factors, also may materially adversely affect the market price of our common stock.

Holders of Pre-Funded Warrants will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock issuable upon exercise of such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-Funded Warrants to purchase shares of our common stock being offered in this offering, and so the liquidity of the Pre-Funded Warrants will be limited.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

This offering is being conducted on a reasonable “best efforts” basis and so there can be no assurance that the offering will be consummated.

The placement agent is offering the securities on a reasonable “best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of our securities in this offering but will use its reasonable best efforts to sell the securities offered in this prospectus supplement. As a reasonable “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

As recently as mid-December 2022, we were not in compliance with the Nasdaq continued listing requirements. While we were notified on December 23, 2022 that we had regained compliance with the continued listing requirements, if we are unable to maintain such compliance, our common stock could be delisted, which could adversely affect our common stock’s market price and liquidity, your ability to transfer or sell the Pre-Funded Warrants, and the value of the Pre-Funded Warrants, and could reduce our ability to raise capital.

The Nasdaq Capital Market’s continued listing standards for our common stock require, among other things, that we maintain either (i) stockholders’ equity of $2.5 million, (ii) market value of listed securities of $35 million or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On May 31, 2022, we received a letter from the Staff of Nasdaq indicating that for the last 30 consecutive business days our minimum Market Value of Listed Securities, or MVLS, was below the $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2). Our stockholder’s equity and net income from continuing operations were also below the alternate listing standards levels at that time. In accordance with Nasdaq listing rules, we had 180 calendar days, or until November 28, 2022, to regain compliance. On November 29, 2022, we were notified by the Staff of Nasdaq that, based upon our continued non-compliance with Nasdaq Listing Rule 5550(b)(2), which requires maintenance of a minimum market value of listed securities of $35 million, our shares of common stock were subject to delisting unless we timely requested a hearing before the Nasdaq Hearings Panel. Following our timely request for a hearing, on December 23, 2022, we were notified by the Staff that we had regained compliance and therefore the scheduled hearing was cancelled. Previously, on December 29, 2021, we received a letter from the Staff of Nasdaq similar to the May 31, 2022 letter, although we were able to regain compliance following receipt of the December 29, 2021 letter with the applicable continued listing standards prior to the end of March 2022, and the matter was closed. Additionally, pursuant to Nasdaq Listing Rules, we are required to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq. On March 17, 2023 the last reported sale price of our common stock on the Nasdaq Capital Market was $0.67 and on March 21, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.791 per share. There can be no assurance that we will be able to maintain compliance with Nasdaq listing standards. Our failure to continue to meet these requirements could result in our common stock being delisted from the Nasdaq Capital Market. If our common stock were delisted from the Nasdaq Capital Market, among other things, this could result in a number of negative implications, including reduced market price and liquidity of our common stock as a result of the loss of market efficiencies associated with the Nasdaq, the loss of federal preemption of state securities laws, as well as the potential loss of confidence by suppliers, partners, employees and institutional investor interest, fewer business development opportunities, greater difficulty in obtaining financing and breaches of or events of default under certain contractual obligations (including an event of default under the loan agreement for the Secured Convertible Notes). Additionally, the Pre-Funded Warrants do not contain provisions that protect you if our common stock is delisted. If our common stock is delisted, your ability to transfer or sell the Pre-Funded Warrants or common stock underlying Pre-Funded Warrants may be limited and the value of the securities will be materially adversely affected.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. There can be no assurance that any existing analysts will continue to cover us or that any new analysts will begin to cover us. There is also no assurance that any covering analyst will provide favorable coverage. A lack of research coverage or adverse coverage may negatively impact the market price of our common stock. In addition, if one or more of the analysts covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our stock could decline. If one or more of our analysts cease to cover our stock, we could lose additional visibility in the market for our stock, which in turn could cause our stock price to decline further.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the strategies, prospects, plans, expectations and objectives of management for future operations, including the anticipated timing of regulatory submissions or actions;

•	public health crises, pandemics and epidemics, such as the novel strain of coronavirus (COVID-19), and their effects on our preclinical and planned clinical activities;

•	our ability to raise additional capital to continue our development programs;

•	market conditions;

•	the progress, scope or duration of the development of product candidates or programs;

•

the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication, including but not limited to our ability to successfully launch and commercialize OLPRUVA™ which received FDA approval in December 2022 for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS;

•	the performance of collaborators such as Relief with respect to our product candidates or programs;

•	our ability to protect our intellectual property rights;

•	our anticipated operations, financial position, costs or expenses;

•	statements regarding future economic conditions or performance;

•	statements concerning proposed new products, services or developments;

•	statements of belief and any statement of assumptions underlying any of the foregoing;

•	our ability to continue to satisfy all applicable Nasdaq continued listing requirements;

•	our ability to sell shares of common stock pursuant to the Sales Agreement or the Lincoln Park Equity Line; and

•	our anticipated use of the net proceeds from this offering or the sale of shares of common stock pursuant to the Sales Agreement or the Lincoln Park Equity Line.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the section entitled “Risk Factors” contained in this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statements.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. The securities offered under this prospectus supplement are not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law or regulation, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of our common stock and the Pre-Funded Warrants in this offering will be approximately $2,303,790, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Pre-Funded Warrants or Common Warrants.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the amount per share or share equivalent paid in this offering and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of September 30, 2022 into our total tangible assets less total liabilities.

Our net tangible book value (deficit) as of September 30, 2022 was $(19.9) million, or $(1.21) per share, based on 16,373,611 shares of our common stock outstanding as of that date. After giving effect to our sale of shares of common stock (assuming full exercise of the Pre-Funded Warrants but excluding any exercise of the Common Warrants) to be sold in this offering, and after deducting the placement agent fees and our estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2022 would have been $(17.6) million, or $(0.91) per share. This represents an immediate increase in net tangible book value of $0.30 per share to existing stockholders and immediate dilution of $1.83 per share to investors in this offering, as illustrated by the following table:

Offering price per share (assuming full exercise of the Pre-Funded Warrants and excluding any exercise of the Common Warrants)		$0.916
Net tangible book value (deficit) per share as of September 30, 2022	$(1.21)
Increase in net tangible book value per share attributable to investors participating in this offering	0.30
As adjusted net tangible book value (deficit) per share after giving effect to this offering		(0.91)

Dilution per share to investors in this offering		$1.83

The number of shares of common stock to be outstanding immediately after this offering (assuming the exercise of all Pre-Funded Warrants) is based on 16,373,611 shares outstanding as of September 30, 2022 and excludes:

•	2,920,306 shares of common stock issuable upon exercise of the Common Warrants being issued in the concurrent private placement;

•	2,830,475 shares of common stock issuable upon exercise of outstanding stock options as of September 30, 2022, at a weighted-average exercise price of $6.32;

•	353,688 shares of common stock reserved for future issuance under our 2018 Stock Incentive Plan as of September 30, 2022;

•

784,971 shares of common stock which were added to the reserve for issuance under our 2018 Stock Incentive Plan on January 1, 2023, pursuant to the evergreen provisions of our 2018 Stock Incentive Plan;

•

2,485,907 shares of common stock reserved for issuance upon conversion of the original principal amount of our Secured Convertible Notes plus accrued interest at September 30, 2022, at a conversion price of $2.50 per share, as well as additional shares in respect of interest accrued after September 30, 2022;

•

500,000 shares of common stock reserved for issuance upon exercise of warrants issued on March 4, 2022 (for 150,000 shares at an exercise price of $2.46 per share), August 19, 2022 (for 100,000 shares at an exercise price of $1.51 per share) and January 31, 2023 (for 250,000 shares at an exercise price of $2.39 per share) in connection with the SWK Loans;

•

3,361,358 shares of common stock we sold since September 30, 2022 pursuant to the Sales Agreement with the Agents, which provides for a facility for the offer and sale of shares of common stock from time to time having an aggregate offering price of up to $50.0 million depending upon market demand, in transactions deemed to be an at-the-market offering;

•

1,229,508 shares of common stock we sold in a private placement since September 30, 2022 to Chris Schelling, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors and Stephen J. Aselage, Chairman of the Company’s Board of Directors;

•	122,057 shares of common stock we sold under an equity line purchase agreement with Lincoln Park Capital Fund, LLC, or the Lincoln Park Equity Line, since September 30, 2022;

•	any future increases in the number of shares of common stock reserved for issuance pursuant to the evergreen provisions of our 2018 Stock Incentive Plan; and

•	any additional shares that we may issue pursuant to the Sales Agreement, if we are able and should we elect to do so.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, investors may experience further dilution.

DESCRIPTION OF SECURITIES

The shares of our common stock and Pre-Funded Warrants and the shares of our common stock issuable upon exercise of the Pre-Funded Warrants offered in this offering will be issued pursuant to securities purchase agreements between the investors and us. We urge you to review the form of securities purchase agreement and the form of Pre-Funded Warrant, which will be included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities. The following brief summary of the material terms and provisions of the Pre-Funded Warrants is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise, if any, of the Pre-Funded Warrants issued to the investors in this offering.

Common Stock

We are offering 2,335,000 shares of our common stock, $0.0001 par value per share. The combined price in this offering for a share of our common stock and a Common Warrant being issued in a concurrent private placement to acquire an additional share of our common stock is $0.916. The material terms and provisions of our common stock are described under the heading “Description of Capital Stock—Common Stock” starting on page 9 of the accompanying prospectus.

Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants to purchase 585,306 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which will be provided to investors in this offering and will be included as an exhibit to a current report on Form 8-K filed with the SEC in connection with this offering. The combined price in this offering for a Pre-Funded Warrant to acquire a share of our common stock and a Common Warrant being issued in a concurrent private placement to acquire an additional share of our common stock is $0.915 (i.e., the sum of the offering price per share of shares of our common stock minus $0.001).

General Terms of the Pre-Funded Warrants. The Pre-Funded Warrants to be issued in this offering represent the rights to purchase up to 585,306 shares of common stock at an exercise price of $0.001 per share of common stock. Each Pre-Funded Warrant will be exercisable upon issuance and at any time thereafter until exercised in full, provided that the holder shall not have the right to exercise any portion of the Pre-Funded Warrants if, as a result, the holder would beneficially own more than 4.99% (or, at the election of the investor, 9.99%) of our common stock.

Exercise. Holders of the Pre-Funded Warrants may exercise their Pre-Funded Warrants to purchase shares of our common stock at any time after issuance until exercised in full by delivering (i) a notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Pre-Funded Warrants, payment of the exercise price for the number of shares with respect to which the Pre-Funded Warrant is being exercised. Pre-Funded Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the Pre-Funded Warrants by the date on which delivery of the stock certificate is required by the Pre-Funded Warrant.

In addition, the Pre-Funded Warrant holders are entitled to a “cashless exercise” option. This option entitles the Pre-Funded Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula set forth in the Pre-Funded Warrant.

The shares of common stock issuable on exercise of the Pre-Funded Warrants will be, when issued and paid for in accordance with the Pre-Funded Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Pre-Funded Warrants.

Fundamental Transactions. If, at any time while the Pre-Funded Warrants are outstanding, (i) we, in one or more related transactions, effect any merger or consolidation with or into another person, (ii) we effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of our outstanding common stock or 50% or more of the voting power of our common equity, each, a Fundamental Transaction, then the holder shall have the right thereafter to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Pre-Funded Warrant shares then issuable upon exercise of the Pre-Funded Warrant.

Subsequent Rights Offerings. If, at any time while the Pre-Funded Warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the Pre-Funded Warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the Pre-Funded Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation). If, however, a holder’s right to participate in such purchase rights would result in the holder beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock, then the holder will not be entitled to participate to such extent, and such right will be held in abeyance for the holder until such time, if ever, as its rights thereto would not result on such holding exceeding the beneficial ownership limitations.

Pro Rata Distributions. If, at any time while the Pre-Funded Warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the Pre-Funded Warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the Pre-Funded Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation). If, however, a holder’s right to participate in such distribution would result in the holder beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock, then the holder will not be entitled to participate to such extent, and such right will be held in abeyance for the holder until such time, if ever, as its rights thereto would not result on such holding exceeding the beneficial ownership limitations.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Pre-Funded Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares. Upon the holder’s exercise of a Pre-Funded Warrant, we will promptly, but in no event later than the earlier of (i) two trading days after the delivery to the Company of the notice of exercise and (ii) the number of trading days comprising the standard settlement period after delivery of the notice of exercise, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the Pre-Funded Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor the Pre-Funded Warrant shares, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Pre-Funded Warrant shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the third trading day after the Warrant shares delivery date) for each trading day after the trading day on which the Pre-Funded Warrant shares were required to be delivered, until such Pre-Funded Warrant shares are delivered or the investor rescinds such exercise.

Notice of Corporate Action. We will provide notice to holders of the Pre-Funded Warrants to provide them with the opportunity to exercise their Pre-Funded Warrants and hold common stock to participate in or vote on the following corporate events:

•

if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or a redemption of common stock, or any warrant or right to subscribe for or purchase any shares of stock of any class or any other right;

•

any reclassification of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, or any compulsory share exchange with, another corporation; or

•	our voluntary or involuntary dissolution, liquidation or winding up.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of common stock and Pre-Funded Warrants in this offering, we will issue to the investor in this offering Common Warrants to purchase up to an aggregate of 2,920,306 shares of our common stock at an exercise price equal to $0.791 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions). The Common Warrants are being sold together with the shares of common stock and Pre-Funded Warrant being sold in this offering, and we will receive additional proceeds from exercises of the Common Warrants only to the extent any such Common Warrants are exercised for cash.

The Common Warrants and the common stock issuable upon the exercise of such Common Warrant are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, an investor may only sell common stock issued upon exercise of a Common Warrant pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Common Warrants

General Terms of the Common Warrants. The Common Warrants to be issued in the concurrent private placement represent the rights to purchase up to 2,920,306 shares of common stock at an exercise price of $0.791 per share of common stock. Each Common Warrant will be exercisable upon issuance and at any time thereafter until exercised in full, provided that the holder shall not have the right to exercise any portion of the Common Warrants if, as a result, the holder would beneficially own more than 4.99% (or, at the election of the investor, 9.99%) of our common stock.

Exercise. Holders of the Common Warrants may exercise their Common Warrants to purchase shares of our common stock at any time over a period of five and one-half years commencing on the closing date of this offering until exercised in full by delivering (i) a notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Common Warrants, payment of the exercise price for the number of shares with respect to which the Common Warrant is being exercised. Common Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the Common Warrants by the date on which delivery of the stock certificate is required by the Common Warrant.

In the event the shares of common stock underlying the Common Warrants are not registered under the Securities Act, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Common Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a “cashless exercise” formula set forth in the Common Warrant.

The shares of common stock issuable on exercise of the Common Warrants will be, when issued and paid for in accordance with the Common Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Common Warrants.

Fundamental Transactions. If, at any time while the Common Warrants are outstanding, (i) we, in one or more related transactions, effect any merger or consolidation with or into another person, (ii) we effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of our outstanding common stock or 50% or more of the voting power of our common equity, each, a Fundamental Transaction, then the holder shall have the right thereafter to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Warrant shares then issuable upon exercise of the Common Warrant. In addition, the holders of the Common Warrants will have, at the option of the applicable holder, the right to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in the fundamental transaction in the amount of the Black Scholes value (as described in the Common Warrant) of the unexercised portion of the Common Warrant on the date of the consummation of the fundamental transaction.

Subsequent Rights Offerings. If, at any time while the Common Warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the Common Warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the Common Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation). If, however, a holder’s right to participate in such purchase rights would result in the holder beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock, then the holder will not be entitled to participate to such extent, and such right will be held in abeyance for the holder until such time, if ever, as its rights thereto would not result on such holding exceeding the beneficial ownership limitations.

Pro Rata Distributions. If, at any time while the Common Warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the Common Warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the Common Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation). If, however, a holder’s right to participate in such distribution would result in the holder beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock, then the holder will not be entitled to participate to such extent, and such right will be held in abeyance for the holder until such time, if ever, as its rights thereto would not result on such holding exceeding the beneficial ownership limitations.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Common Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares. When the shares of common stock issuable on exercise of the Common Warrants are eligible for resale by the Common Warrant holder without volume or manner-of-sale limitations pursuant to Rule 144, we will promptly, but in no event later than the earlier of (i) two trading days after the delivery to the Company of the notice of exercise and (ii) the number of trading days comprising the standard settlement period after delivery of the notice of exercise, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the Common Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor the Common Warrant shares, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Common Warrant shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the third trading day after the Warrant shares delivery date) for each trading day after the trading day on which the Common Warrant shares were required to be delivered, until such Common Warrant shares are delivered or the investor rescinds such exercise. The Common Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Common Warrants.

Notice of Corporate Action. We will provide notice to holders of the Common Warrants to provide them with the opportunity to exercise their Common Warrants and hold common stock to participate in or vote on the following corporate events:

•

if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or a redemption of common stock, or any warrant or right to subscribe for or purchase any shares of stock of any class or any other right;

•

any reclassification of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, or any compulsory share exchange with, another corporation; or

•	our voluntary or involuntary dissolution, liquidation or winding up.

Exchange Listing. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or Wainwright, or the placement agent, pursuant to an engagement letter dated December 30, 2022, or the engagement letter, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock and Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus. Wainwright is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its reasonable “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of our common stock and Pre-Funded Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our securities. Wainwright will have no authority to bind us by virtue of the engagement letter. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about March 24, 2023, subject to satisfaction of certain conditions.

We have agreed to pay Wainwright a total cash fee equal to 7.5% of the aggregate gross proceeds of this offering; a non-accountable expense allowance of $70,000 in this offering; and clearing fees of $15,950.

We have also granted Wainwright a right of first refusal for a period of six months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for any public or private placement or other capital-raising financing by us, other than offerings of debt securities or instruments (including those convertible into equity securities), any at-the-market facilities or equity lines, any royalty-based financings, and any transactions that are primarily strategic in nature.

Pursuant to the securities purchase agreement with the purchaser, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock, subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring 30 days from the closing date of the offering.

Furthermore, we are prohibited from entering into any agreement to issue Common Stock or securities convertible or exercisable into Common Stock involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring 12 months from the closing date of the offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $170,000. After deducting the fees and expenses due to Wainwright and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $2,303,790.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock or Pre-Funded Warrants offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Wainwright will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by Wainwright. Under these rules and regulations, Wainwright may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify Wainwright against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with Wainwright. We have also agreed to contribute to payments Wainwright may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of shares of our common stock and Pre-Funded Warrants in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreements or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreements or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “ACER.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Diego, California.

EXPERTS

The financial statements as of and for the years ended December 31, 2021 and 2020, incorporated by reference in this prospectus supplement and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus supplement and the accompanying prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus supplement and the accompanying prospectus, and any references to this website or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 (as amended on November 14, 2022) and September 30, 2022;

•

our Current Reports on Form 8-K  filed with the SEC on January  27, 2022, February 22, 2022,  March 7,  2022, March  16, 2022, March  30, 2022, March  31, 2022, April  4, 2022, April  6, 2022, April 12,  2022, May  6, 2022, May  9, 2022, May  17, 2022, May  23, 2022, May  31, 2022, June  7, 2022, June  21, 2022, June  27, 2022, July  18, 2022, July  28, 2022, August  12, 2022, August  23, 2022, October  3, 2022, October  5, 2022, October  6, 2022, October  26, 2022, November  14, 2022, November  29, 2022, November  30, 2022, December  8, 2022, December  27, 2022, December  29, 2022, January  3, 2023, January  5, 2023, January 9, 2023, January  31, 2023, February  7, 2023, February  13, 2023, March  15, 2023, March  17, 2023 and March 22, 2023 (each to the extent filed and not furnished); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No.  001-33004) filed on August 30, 2006, as amended by our Forms 8-12B/A filed on August 31, 2006 and May 15, 2018.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement, at no cost, by writing or telephoning us at the following address and number: Acer Investor Relations, One Gateway Center, Suite 356, 300 Washington Street, Newton, MA 02458, telephone (844) 902-6100. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports in the Investor Relations section of our website, www.acertx.com.

PROSPECTUS

$100,000,000

Acer Therapeutics Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ACER.” On December 1, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.01 per share. The aggregate market value of our outstanding common equity held by non-affiliates on October 6, 2021 was $35,133,999 based on 14,310,244 shares of common stock outstanding, of which 12,115,172 are held by non-affiliates, and a closing sale price on such date of $2.90. During the 12 calendar months prior to and including the date hereof, we have sold securities with aggregate market value of $3,714,167 pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2021

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Acer,” the “Company,” “we,” “us” and “our” refer to Acer Therapeutics Inc., except where the context otherwise requires or as otherwise indicated.

“ACER THERAPEUTICS,” “EDSIVO” and the Acer logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or 10-Q/A or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ACER THERAPEUTICS INC.

We are a pharmaceutical company focused on the acquisition, development, and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Our pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for the treatment of induced vasomotor symptoms (iVMS); EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Our product candidates are believed to present comparatively de-risked programs as evidenced by having one or more of the following: favorable safety profile, clinical proof-of-concept data, mechanistic differentiation, and/or accelerated pathways for development through specific programs and procedures established by the United States Food and Drug Administration, or FDA.

We are a Delaware corporation. Our principal executive offices are located at One Gateway Center, 300 Washington Street, Suite 351, Newton, Massachusetts 02458, and our telephone number is (844) 902-6100. Our website address is www.acertx.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Form 10-Q/A, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indentures. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Acer Therapeutics Inc., unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates (which may be fixed or variable) or the method or methods used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates, and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where, and the manner in which, principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, or that modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 150,000,000 shares of common stock. As of November 1, 2021, there were 14,310,244 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. As of November 1, 2021, no shares of preferred stock were outstanding. We may issue shares of preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

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the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of, any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws include provisions that:

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authorize the board of directors to issue, without stockholder approval, blank-check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by the board of directors;

•	establish advance notice requirements for stockholder nominations of directors and for stockholder proposals that can be acted on at stockholder meetings;

•	limit who may call stockholder meetings;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even if less than a quorum;

•	require a super-majority of votes to amend certain provisions of our charter as well as to amend our bylaws generally;

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authorize us to indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures; and

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establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware (“DGCL”), or any action asserting a claim governed by the internal affairs doctrine. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

Delaware anti-takeover statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. The provisions of DGCL, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004-1561.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Diego, California.

EXPERTS

The financial statements as of and for the years ended December 31, 2020 and 2019, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•

our Current Reports on Form 8-K filed with the SEC on January 15, 2021, January 25, 2021, February  11, 2021, March 22, 2021, March  25, 2021, May 24, 2021, May  25, 2021, June 10, 2021, August  9, 2021, October  6, 2021, October  7, 2021, October  8, 2021, October  26, 2021 and November 16, 2021 (to the extent filed and not furnished); and

•

the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2019, together with any amendment or report filed with the Commission for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Acer Investor Relations, One Gateway Center, Suite 351, 300 Washington Street, Newton, MA 02458, telephone (844) 902-6100. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports in the Investor Relations section of our website, www.acertx.com.

PROSPECTUS SUPPLEMENT

ACER THERAPEUTICS INC.

2,335,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 585,306 Shares of Common Stock and

585,306 Shares of Common Stock Underlying the Pre-Funded Warrants

H.C. Wainwright & Co.

March 21, 2023